UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008

Compuware Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)
One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code):(313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its regular meeting on November 6, 2008, the Board of Directors of Compuware Corporation (the “Company”) adopted modifications to Section 1.11 of the Company’s Bylaws, which contain advance notice requirements for shareholders who wish to bring matters or nominees before a meeting of shareholders. The changes to Section 1.11 are effective immediately. The material changes to Section 1.11 are summarized below.

1.         The provisions have been modified to clarify that, unless otherwise provided in the articles of incorporation, the only way for a shareholder to nominate a director is by complying with the notice requirements.

2.         Information in addition to that previously required must be provided by the proponent about itself and its affiliates and about any proposed nominee, including the nominee’s address and stock ownership information, and upon the Company’s request, any relevant information regarding a nominee’s independence; more detailed ownership information regarding the proponent and its affiliates and persons acting in concert with the proponent; a description of compensatory arrangements and other material relationships among the nominee and the proponent; a description of any ownership interest of the proponent or nominee in any direct competitor of the Company; whether the proponent intends to solicit proxies in support of their business or nominee; as to business other than nominations, all information required to be disclosed in a proxy statement as if proxies were being solicited regarding the matter and a description of all agreements and understandings between the proponent and any other person in connection with the proposal of such business.

3.         The proponent must now update the information provided as of the record date for the meeting and as of 10 business days prior to the meeting.

4.         While the notice deadline for annual meeting business remains at 90 days prior to the first anniversary of the prior year’s annual meeting, a notice must be delivered to the Company not more than 120 days before the first anniversary of the prior year’s annual meeting.

5.         The notice period for nominees in the event of an election at a special meeting was conformed to the annual meeting notice period, so that notice must now be given not earlier than the 120th day prior to the meeting and not later than the 90th day prior to the meeting or the 10th day after public notice of the meeting date. The prior provision required that notice be given not earlier than the 90th day prior to the meeting and not later than the 60th day prior to the meeting or the 10th day after public notice of the meeting date.

6.         The revised bylaw specifically provides that it does not apply to proposals made pursuant to SEC Rule 14a-8 and included in the Company’s proxy statement.

7.         The revised bylaw requires a representation by the proponent that the proponent will be at the meeting to make the nomination or bring the other business before the meeting and clarifies that the proponent (or a qualified representative) must be present at the meeting to make the nomination or present the business before it will be acted upon.

8.         The revised bylaw requires an undertaking from any nominee to comply with the Company’s various policies applicable to outside directors if elected to the Board.

9.         The definition of "public announcement" was expanded. The list of news services has been modified to include the service currently used by the Company and other potential choices. Also, the "furnished" reference makes clear that information filed under Items 2.02 or 7.01 of Form 8-K would constitute a public announcement, in the same way as information "filed" under other Form 8-K items.

The above description of the material modifications to Section 1.11 of the Bylaws does not purport to be a complete statement of the provisions thereof. Such description is qualified in its entirety by reference to the amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.2 Amendment to Bylaws of Compuware Corporation as of November 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: November 25, 2008	By:	/s/ Laura L. Fournier
Laura L. Fournier
Executive Vice President
Chief Financial Officer